Exhibit 23.6

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of GrafTech International Ltd. of our report dated March 20, 2009 relating to the consolidated financial statements of C/G Electrodes LLC and Subsidiary as of December 31, 2008 and 2007 and for the years then ended, which appears in GrafTech International Ltd.’s Current Report on Form 8-K dated November 30, 2010.

/s/ Alpern Rosenthal
Pittsburgh, Pennsylvania
November 30, 2010